Commercial Paper Dealer Agreement (4(2) Program; Guaranteed)

Among:

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a Bermuda company, as Issuer,

INGERSOLL-RAND COMPANY LIMITED, a Bermuda company, as Guarantor and

J.P. MORGAN SECURITIES INC., as Dealer

Concerning Notes to be issued pursuant to an Issuing and Paying Agency Agreement (the “Issuing and Paying Agency Agreement”), dated as of May 22, 2008, among the Issuer, the Guarantor and JPMorgan Chase Bank, National Association, as Issuing and Paying Agent.

Dated as of May 22, 2008

Commercial Paper Dealer Agreement
4(2) Program; Guaranteed

This agreement (the “Agreement”) sets forth the understandings among the Issuer, the Guarantor and the Dealer, each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”) through the Dealer.

The Guarantor has agreed unconditionally and irrevocably to guarantee payment in full of the principal of and interest (if any) on all such Notes of the Issuer, pursuant to a guarantee, dated the date hereof, in the form of Exhibit C hereto (the “Guarantee”).

Certain terms used in this Agreement are defined in Section 6 hereof.

The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

1.	Offers, Sales and Resales of Notes.

1.1.
While (i) the Issuer has and shall have no obligation to sell the Notes to the Dealer or to permit the Dealer to arrange any sale of the Notes for the account of the Issuer, and (ii) the Dealer has and shall have no obligation to purchase the Notes from the Issuer or to arrange any sale of the Notes for the account of the Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from the Issuer, or arranges for the sale of Notes by the Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer and the Guarantor contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

1.2.
So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, neither the Issuer nor the Guarantor shall, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuer and the Guarantor one or more agreements which contain provisions substantially identical to those contained in Section 1 of this Agreement, of which the Issuer and the Guarantor hereby undertake to provide the Dealer prompt notice or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer and the Guarantor which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith. In no event shall the Issuer or the Guarantor offer, solicit or accept offers to purchase, or sell, any Notes directly on its own behalf in transactions with persons other than broker-dealers as specifically permitted in this Section 1.2.

1.3.
The Notes shall be in a minimum denomination of $250,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Dealer and the Issuer, and shall have a maturity not exceeding 397 days from the date of issuance.  The Notes shall not contain any provision for extension, renewal or automatic “rollover.”

1.4.
The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agency Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more master notes (each, a “Master Note”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, in the form or forms annexed to the Issuing and Paying Agency Agreement.

1.5.
If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agency Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and Paying Agent, for the account of the Issuer. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuer, and if the Dealer has theretofore paid the Issuer for the Note, the Issuer will promptly return such funds to the Dealer against its return of the Note to the Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note. If such failure occurred for any reason other than default by the Dealer, the Issuer and the Guarantor agree, jointly and severally, to reimburse the Dealer on an equitable basis for the Dealer’s loss of the use of such funds for the period such funds were credited to the Issuer’s account.

1.6.	The Dealer, the Issuer and the Guarantor hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(a)
Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers, Institutional Accredited Investors or Sophisticated Individual Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor or Sophisticated Individual Accredited Investor.

(b)	Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.

(c)
No general solicitation or general advertising shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the Dealer, neither the Issuer nor the Guarantor shall issue any press release or place or publish any “tombstone” or other advertisement relating to the Notes.

(d)
No sale of Notes to any one purchaser shall be for less than $250,000 principal or face amount, and no Note shall be issued in a smaller principal or face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 principal or face amount of Notes.

(e)
Offers and sales of the Notes by the Issuer through the Dealer acting as agent for the Issuer shall be made in accordance with Rule 506 under the Securities Act, and shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

(f)
The Dealer shall furnish or shall have furnished to each purchaser of Notes for which it has acted as the dealer a copy of the then-current Private Placement Memorandum unless such purchaser has previously received a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from the Issuer, the Guarantor and the Dealer and shall provide the names, addresses and telephone numbers of the persons from whom information regarding the Issuer and the Guarantor may be obtained.

(g)
The Issuer and the Guarantor, jointly and severally, agree for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the Issuer and the Guarantor shall not be subject to Section 13 or 15(d) of the Exchange Act, the Issuer and the Guarantor will furnish, upon request and at their expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h)
In the event that any Note offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, the Issuer shall immediately notify the Dealer (by telephone, confirmed in writing) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)
The Issuer and the Guarantor represent that neither the Issuer nor the Guarantor is currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. The Issuer and the Guarantor agree that if the Issuer or the Guarantor shall issue commercial paper after the date hereof in reliance upon such exemption (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the Issuer and the Guarantor will institute appropriate corporate procedures to ensure that the offers and sales of notes issued by the Issuer or the Guarantor, as the case may be, pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (c) the Issuer and the Guarantor will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States. The parties hereto acknowledge that the Guarantor is currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 4(2) of the Securities Act (the “Existing Program Notes”).

(j)
The Issuer and the Guarantor hereby agree that, not later than 15 days after the first sale of Notes as contemplated by this Agreement, they will file with the SEC a notice on Form D in accordance with Rule 503 under the Securities Act and that they will thereafter file such amendments to such notice as Rule 503 may require.

1.7.	Each of the Issuer and the Guarantor hereby represents and warrants to the Dealer, in connection with offers, sales and resales of Notes, as follows:

(a)
Other than the Existing Program Notes, the Issuer and the Guarantor hereby confirm to the Dealer that (except as permitted by Section 1.6(i)) within the preceding six months neither the Issuer nor the Guarantor nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof acting on behalf of the Issuer or the Guarantor has offered or sold any Notes, or any substantially similar security of the Issuer or the Guarantor (including, without limitation, medium-term notes issued by the Issuer or the Guarantor), to, or solicited offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof. The Issuer and the Guarantor also agree that (except pursuant to the Existing Program Notes or as permitted by Section 1.6(i)), as long as the Notes are being offered for sale by the Dealer and the other dealers referred to in Section 1.2 hereof as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Issuer nor the Guarantor nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof (except as contemplated by Section 1.2 hereof) will offer the Notes or any substantially similar security of the Issuer for sale to, or solicit offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof, it being understood that such agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(2) of the Securities Act and Rule 506 thereunder and shall survive any termination of this Agreement. Each of the Issuer and the Guarantor hereby represents and warrants that it has not taken or omitted to take, and will not take or omit to take, any action that would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or the Guarantor or some other party or parties.

(b)
The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Dealer at least five business days’ prior written notice to that effect. The Issuer shall also give the Dealer prompt notice of the actual date that it commences to purchase securities with the proceeds of the Notes. Thereafter, in the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

2.	Representations and Warranties of the Issuer and the Guarantor.

Each of the Issuer and the Guarantor represents and warrants as to itself that:

2.1
The Issuer is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, this Agreement and the Issuing and Paying Agency Agreement.

2.2
The Guarantor is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all the requisite power and authority to execute, deliver and perform its obligations under the Guarantee, this Agreement and the Issuing and Paying Agency Agreement.

2.3
This Agreement and the Issuing and Paying Agency Agreement have been duly authorized, executed and delivered by the Issuer and the Guarantor and constitute legal, valid and binding obligations of the Issuer and the Guarantor enforceable against the Issuer and the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.4
The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agency Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.5
The Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.6
The offer and sale of the Notes and the Guarantee in the manner contemplated hereby do not require registration of the Notes or the Guarantee under the Securities Act, pursuant to the exemption from registration contained in Section 4(2) thereof and Regulation D thereunder, and no indenture in respect of the Notes or the Guarantee is required to be qualified under the Trust Indenture Act of 1939, as amended.

2.7	The Notes and the Guarantee will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer and the Guarantor, respectively.

2.8
Except as provided in Section 1.6(j) hereof, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes, the Guarantee or the Issuing and Paying Agency Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, provided that the Notes are not issued or registered in Bermuda and the register of holders of the Notes is not maintained in Bermuda.

2.9
Neither the execution and delivery of this Agreement, the Guarantee and the Issuing and Paying Agency Agreement, nor the issuance of the Notes in accordance with the Issuing and Paying Agency Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer or the Guarantor, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets which would have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole, or (ii) violate or result in a breach or a default under any of the terms of the charter documents or by-laws of the Issuer or the Guarantor, any contract or instrument to which the Issuer or the Guarantor is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer or the Guarantor is subject or by which it or its property is bound, which breach or default might have a material adverse effect on the condition (financial or otherwise), operations or business prospects of the Guarantor and its subsidiaries, taken as a whole, or the ability of the Issuer or the Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agency Agreement.

2.10
There is no litigation or governmental proceeding pending, or to the knowledge of the Issuer or the Guarantor threatened, against or affecting the Issuer or the Guarantor or any of its subsidiaries which might result in a material adverse change in the condition (financial or otherwise), operations or business prospects of the Guarantor and its subsidiaries, taken as a whole, or the ability of the Issuer or the Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agency Agreement.

2.11	Neither the Issuer nor the Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.12
Neither the Private Placement Memorandum nor the Company Information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13
Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by each of the Issuer and the Guarantor to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer and the Guarantor set forth in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and are guaranteed pursuant to the Guarantee, (iii) in the case of an issuance of Notes, since the date of the most recent Private Placement Memorandum, there has been no material adverse change in the condition (financial or otherwise), operations or business prospects of the Guarantor and its subsidiaries, taken as a whole, which has not been disclosed to the Dealer in writing and (iv) neither the Issuer nor the Guarantor is in default of any of its obligations hereunder or under the Notes, the Guarantee or the Issuing and Paying Agency Agreement.

2.14
Under the laws of Bermuda, neither the Issuer or the Guarantor nor any of their respective revenues, assets or properties has any right of immunity from service of process or from the jurisdiction of competent courts of Bermuda or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Issuing and Paying Agency Agreement, the Notes or the Guarantee.

2.15
Each of the Issuer and the Guarantor is permitted to make all payments under this Agreement, the Issuing and Paying Agency Agreement, the Notes and the Guarantee, as applicable, to holders of the Notes that are non-residents of Bermuda, free and clear of and without deduction or withholding for or on account of any taxes or other governmental charges imposed by Bermuda. There is no stamp or documentary tax or other charge imposed by any governmental agency having jurisdiction over the Issuer or the Guarantor in connection with the execution, delivery, issuance, payment, performance, enforcement or introduction into evidence in a court of Bermuda of this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or any Note.

2.16
The choice of New York law to govern this Agreement, the Issuing and Paying Agency Agreement, the Guarantee and the Notes is, under the laws of Bermuda, a valid, effective and irrevocable choice of law, and the submission by the Issuer and the Guarantor in Section 7.3 (b) of the Agreement to the jurisdiction of the courts of the United States District Court and the State of New York located in the Borough of Manhattan is valid and binding upon the Issuer and the Guarantor under the laws of Bermuda.

2.17
Any final judgment rendered by any court referred to in Section 2.16 in an action to enforce the obligations of the Issuer or the Guarantor under this Agreement, the Issuing and Paying Agency Agreement, the Notes or the Guarantee, as applicable, is capable of being enforced in the courts of Bermuda.

2.18
As a condition to the admissibility in evidence of this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes in the courts of Bermuda, it is not necessary that this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes be filed or recorded with any court or other authority.

3.	Covenants and Agreements of the Issuer and the Guarantor.

Each of the Issuer and the Guarantor covenants and agrees as to itself that:

3.1
The Issuer and the Guarantor will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes, the Guarantee or the Issuing and Paying Agency Agreement, including a complete copy of any such amendment, modification or waiver.

3.2
The Issuer and the Guarantor shall, whenever there shall occur any change in the condition (financial or otherwise), operations or business prospects of the Issuer or the Guarantor or any development or occurrence in relation to the Issuer or the Guarantor that would be material to holders of the Notes or potential holders of the Notes (including any downgrading or receipt of any notice of intended or potential downgrading or any review for potential change in the rating accorded any of the securities of the Issuer or the Guarantor by any nationally recognized statistical rating organization which has published a rating of the Notes), promptly, and in any event prior to any subsequent issuance of Notes hereunder, notify the Dealer (by telephone, confirmed in writing) of such change, development or occurrence.

3.3
The Issuer and the Guarantor shall from time to time furnish to the Dealer such information as the Dealer may reasonably request, including, without limitation, any press releases or material provided by the Issuer or the Guarantor to any national securities exchange or rating agency, regarding (i) the operations and financial condition of the Issuer or the Guarantor, (ii) the due authorization and execution of the Notes and the Guarantee, (iii) the Issuer’s ability to pay the Notes as they mature and (iv) the Guarantor’s ability to fulfill its obligations under the Guarantee.

3.4
The Issuer and the Guarantor will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that neither the Issuer nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.5
Neither the Issuer nor the Guarantor will be in default of any of its obligations hereunder or under the Notes, the Guarantee or the Issuing and Paying Agency Agreement, at any time that any of the Notes are outstanding.

3.6
The Issuer shall not issue Notes hereunder until the Dealer shall have received (a) opinion(s) of counsel to the Issuer and the Guarantor, addressed to the Dealer, reasonably satisfactory in form and substance to the Dealer, (b) a copy of the executed Issuing and Paying Agency Agreement as then in effect, (c) a copy of the executed Guarantee, (d) a copy of the resolutions adopted by the Boards of Directors of the Issuer and the Guarantor, reasonably satisfactory in form and substance to the Dealer and certified by the Secretary or similar officer of the Issuer or the Guarantor, as the case may be, authorizing execution and delivery by the Issuer and the Guarantor of this Agreement, the Issuing and Paying Agency Agreement, the Guarantee and the Notes and consummation by the Issuer and the Guarantor of the transactions contemplated hereby and thereby, (e) prior to the issuance of any book-entry Notes represented by a master note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among the Issuer, the Guarantor, the Issuing and Paying Agent and DTC and of the executed master note, (f) prior to the issuance of any Notes in physical form, a copy of such form (unless attached to this Agreement or the Issuing and Paying Agency Agreement) and (g) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

3.7
The Issuer and the Guarantor, jointly and severally, shall reimburse the Dealer for all of the Dealer’s out-of-pocket expenses related to this Agreement, including expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and, if applicable, for the reasonable fees and out-of-pocket expenses of the Dealer’s counsel.

4.	Disclosure.

4.1
The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuer and the Guarantor. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Issuer and the Guarantor concerning the offering of Notes and to obtain relevant additional information which the Issuer possesses or can acquire without unreasonable effort or expense.

4.2	Each of the Issuer and the Guarantor agrees to promptly furnish the Dealer the Company Information as it becomes available.

4.3
(a) Each of the Issuer and the Guarantor further agrees to notify the Dealer promptly upon the occurrence of any event relating to or affecting the Issuer or the Guarantor that would cause the Company Information then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(b)In the event that the Issuer or the Guarantor gives the Dealer notice pursuant to Section 4.3(a) and the Dealer notifies the Issuer that it then has Notes it is holding in inventory, the Issuer and the Guarantor agree promptly to supplement or amend the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Issuer and the Guarantor shall make such supplement or amendment available to the Dealer.

(c)In the event that (i) the Issuer or the Guarantor gives the Dealer notice pursuant to Section 4.3(a), (ii) the Dealer does not notify the Issuer or the Guarantor that it is then holding Notes in inventory and (iii) the Issuer or the Guarantor chooses not to promptly amend or supplement the Private Placement Memorandum in the manner described in clause (b) above, then all solicitations and sales of Notes shall be suspended until such time as the Issuer and the Guarantor have so amended or supplemented the Private Placement Memorandum, and made such amendment or supplement available to the Dealer.

(d)Without limiting the generality of Section 4.3(a), the Issuer and the Guarantor shall review, amend and supplement the Private Placement Memorandum on a periodic basis, but no less than at least once annually, to incorporate current financial information of the Issuer and the Guarantor to the extent necessary to ensure that the information provided in the Private Placement Memorandum is accurate and complete.

5.	Indemnification and Contribution.

5.1
The Issuer and the Guarantor, jointly and severally, will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, any affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, partners, incorporators, shareholders, servants, trustees and agents (hereinafter the “Indemnitees”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses (including, without limitation, fees and disbursements of counsel) or judgments of whatever kind or nature (each a “Claim”), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any information provided by the Issuer or the Guarantor to the Dealer included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the breach by the Issuer or the Guarantor of any agreement, covenant or representation made in or pursuant to this Agreement. This indemnification shall not apply to the extent that the Claim arises out of or is based upon Dealer Information.

5.2	Provisions relating to claims made for indemnification under this Section 5 are set forth in Exhibit B to this Agreement.

5.3
In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuer and the Guarantor, jointly and severally, shall contribute to the aggregate costs incurred by the Dealer in connection with any Claim in the proportion of the respective economic interests of the Issuer, the Guarantor and the Dealer; provided, however, that such contribution by the Issuer and the Guarantor shall be in an amount such that the aggregate costs incurred by the Dealer do not exceed the aggregate of the commissions and fees earned by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Dealer hereunder.

6.	Definitions.

6.1	“Claim” shall have the meaning set forth in Section 5.1.

6.2
“Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) the Guarantor’s most recent report on Form 10-K filed with the SEC and each of its reports on Form 10-Q or 8-K filed with the SEC since the most recent Form 10-K, (ii) the Issuer’s and the Guarantor’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) the Issuer’s and the Guarantor’s and their affiliates’ other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, (iv) any other information or disclosure prepared pursuant to Section 4.3 hereof and (v) any information prepared or approved by the Issuer or the Guarantor for dissemination to investors or potential investors in the Notes.

6.3	“Dealer Information” shall mean material concerning the Dealer provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.

6.4	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

6.5	“Indemnitee” shall have the meaning set forth in Section 5.1.

6.6
“Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

6.7
“Issuing and Paying Agency Agreement” shall mean the issuing and paying agency agreement described on the cover page of this Agreement, as such agreement may be amended or supplemented from time to time.

6.8
“Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, as issuing and paying agent under the Issuing and Paying Agency Agreement, or any successor thereto in accordance with the Issuing and Paying Agency Agreement.

6.9
“Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

6.10
“Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.11	“Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

6.12	“Regulation D” shall mean Regulation D under the Securities Act.

6.13	“Rule 144A” shall mean Rule 144A under the Securities Act.

6.14	“SEC” shall mean the U.S. Securities and Exchange Commission.

6.15	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

6.16
“Sophisticated Individual Accredited Investor” shall mean an individual who (a) is an accredited investor within the meaning of Regulation D under the Securities Act and (b) based on his or her pre-existing relationship with the Dealer, is reasonably believed by the Dealer to be a sophisticated investor (i) possessing such knowledge and experience (or represented by a fiduciary or agent possessing such knowledge and experience) in financial and business matters that he or she is capable of evaluating and bearing the economic risk of an investment in the Notes and (ii) having not less than $5 million in investments (as defined, for purposes of this section, in Rule 2a51-1 under the Investment Company Act of 1940, as amended).

7.	General

7.1
Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth below.

If to the Issuer:	Ingersoll-Rand Global Holding Company Limited
Attention: Corporate Treasury
800-E Beaty Street
Davidson, NC 28036

	Telephone:	(704) 655-5709
	Facsimile:	(866) 446-1391

If to the Guarantor:	Ingersoll-Rand Company Limited
Attention: Corporate Treasury
800-E Beaty Street
Davidson, NC 28036

	Telephone:	(704) 655-5709
	Facsimile:	(866) 446-1391

If to the Dealer:	J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, NY 10017

Attention: Short Term Fixed Income Division

	Telephone:	(212) 834-5543
	Facsimile:	(212) 834-6172

7.2	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

7.3
(a) Each of the Issuer and the Guarantor agrees that any suit, action or proceeding brought by the Issuer or the Guarantor against the Dealer in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE DEALER, THE ISSUER AND THE GUARANTOR WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Each of the Issuer and the Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes.

(c) Each of the Issuer and the Guarantor hereby irrevocably designates, appoints and empowers Ingersoll-Rand Company, with offices at 155 Chestnut Ridge Road, Montvale, New Jersey 07645, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7.3(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Notes or the Guarantee or the offer and sale of the Notes. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Issuer and the Guarantor agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 7.3 satisfactory to the Dealer. Each of the Issuer and the Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7.3 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Agreement. Each of the Issuer and the Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Notes or the Dealer to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. Each of the Issuer and the Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts listed in Section 7.3(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(d) To the extent that the Issuer or the Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes, it hereby irrevocably and unconditionally waives, and agrees for the benefit of the Dealer and any holder from time to time of the Notes not to plead or claim, any such immunity, and consents to such relief and enforcement.

7.4
This Agreement may be terminated, at any time, by the Issuer, upon one business day’s prior notice to such effect to the Dealer, or by the Dealer upon one business day’s prior notice to such effect to the Issuer. Any such termination, however, shall not affect the obligations of the Issuer and the Guarantor under Sections 3.7, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

7.5
This Agreement is not assignable by any party hereto without the written consent of the other parties; provided, however, that the Dealer may assign its rights and obligations under this Agreement to any affiliate of the Dealer.

7.6	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.7
This Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever; provided, however, that Sections 7.3(b), (c) and (d), Section 7.8 and Section 8 are hereby specifically and exclusively acknowledged to also be for the benefit of the holders from time to time of the Notes, as third-party beneficiaries.

7.8
(a) Any payments to the Dealer hereunder or to any holder from time to time of Notes shall be in United States dollars and shall be free of all withholding and other taxes and of all other governmental charges of any nature whatsoever imposed by the jurisdiction in which the Issuer or the Guarantor is located. In the event any withholding is required by law in Bermuda, the Issuer and the Guarantor, jointly and severally, agree to (i) pay the same and, subject to the exceptions set forth in Article 8 for which additional amounts will not be paid, (ii) pay such additional amounts (as defined in Article 8) to the Dealer or any such holder which, after deduction of any such withholding, or other taxes or governmental charges of any nature whatsoever imposed with respect to the payment of such additional amount, shall equal the amount withheld pursuant to clause (i). The Issuer and the Guarantor, jointly and severally, will promptly pay any stamp duty or other similar taxes or governmental charges payable in connection with the execution, delivery, payment or performance of this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes and shall indemnify and hold harmless the Dealer and each holder of Notes from all liabilities arising from any failure to pay, or delay in paying, such taxes or charges.

(b) Each of the Issuer and the Guarantor agrees to indemnify and hold harmless the Dealer and each holder from time to time of Notes against any loss incurred by the Dealer or such holder as a result of any judgment or order being given or made for any amount due hereunder or under the Notes or the Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Dealer or such holder is able to purchase United States dollars with the amount of Judgment Currency actually received by the Dealer or such holder. The foregoing indemnity shall constitute separate and independent obligation of the Issuer and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

7.9
The Issuer and the Guarantor acknowledge and agree that the Dealer is acting solely in the capacity of an arm's length contractual counterparty to the Issuer and the Guarantor with respect to the offering of the Notes contemplated hereby (including in connection with determining the price and terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of (except to the extent explicitly set forth herein), the Issuer, the Guarantor or any other person. The Dealer has not assumed an advisory or fiduciary responsibility in favor of the Issuer or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Issuer or the Guarantor on other matters) or any other obligation to the Issuer or the Guarantor except the obligations expressly set forth in this Agreement. Additionally, the Dealer is not advising the Issuer, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer shall have no responsibility or liability to the Issuer or the Guarantor with respect thereto. Any review by the Dealer of the Issuer or the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealer and shall not be on behalf of the Issuer or the Guarantor.

7.10	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Dealer with respect to the subject matter hereof.

8.	Taxes and Withholdings

All payments made by the Issuer and the Guarantor in respect of the Notes to the holder of any of the Notes or to the Dealer (collectively referred to as a "Payment Recipient") shall be paid without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any present or future tax, assessment or other governmental charge or any interest or penalty thereon imposed, levied, collected, assessed or required to be deducted, withheld or paid by or for the account of Bermuda only or any taxing authority or political subdivision thereof or therein (collectively a "Tax") unless the Issuer or the Guarantor, as the case may be, is required to withhold or deduct Tax by law or by the interpretation or administration thereof. If any such Tax is required by law to be withheld or deducted from any such payment, the Issuer and the Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by a Payment Recipient after such withholding or deduction will equal the amount that such Payment Recipient would have received if such Tax had not been required to be withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Payment Recipient to the extent:

(a) that any such Tax is imposed or withheld solely by reason of the existence of any present or former connection (other than the mere fact of a Payment Recipient owning such Notes or, in the case of the Dealer, becoming a party to this Agreement) between such Payment Recipient (or between a fiduciary, settler, beneficiary or person holding a power over such Payment Recipient, if such Payment Recipient is an estate or trust, or a member of such Payment Recipient, if such Payment Recipient is a partnership or limited liability company) and the taxing authority imposing such Tax ;

(b) of any estate, inheritance, gift, sales, transfer, personal property or excise Tax or any similar Tax;

(c) that any such Tax would not have been so imposed but for the presentation, surrender or demand by the Payment Recipient for payment on a date more than 30 days after the date on which such payment became due and payable;

(d) that any such Tax is payable by any method other than withholding or deduction from payments of principal (or amounts in respect thereof) and/or interest on the Notes or payments to a Payment Recipient;

(e) that any such Tax would not have been so imposed but for the failure by the Payment Recipient to make a valid declaration of non-residence or other similar claim for exemption (provided that the Payment Recipient is entitled to make such declaration or claim), if (i) such compliance is required or imposed by statute, treaty, regulations, ruling or administrative practice of the relevant taxing authority as a precondition to, an exemption from, or reduction in, the relevant Tax and (ii) at least 60 days prior to the first payment date with respect to which the Issuer or Guarantor shall apply this subclause (e), the Issuer or the Guarantor shall have notified all Payment Recipients in writing that they shall be required to provide such declaration or claim; or

(f) any combination of items (a), (b), (c), (d) and (e).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

Ingersoll-Rand Global Holding Company Limited, as Issuer

By:	/s/ Barbara L. Brasier

Name: Barbara L. Brasier

Title: Vice President & Treasurer

Ingersoll-Rand Company Limited, as Guarantor

By:	/s/ Barbara L. Brasier

Name: Barbara L. Brasier

Title: Vice President & Treasurer

J.P. Morgan Securities Inc.,as Dealer

By:	/s/ Johanna C. Foley

Name: Johanna C. Foley

Title: Executive Director

Addendum

The following additional clauses shall apply to the Agreement and be deemed a part thereof.

1.	The other dealers referred to in Section 1.2(b) of the Agreement are

Citigroup Global Markets Inc.

Banc of America Securities LLC

Deutsche Bank Securities Inc.

Exhibit A

Form of Legend for Private Placement Memorandum and Notes

THE NOTES AND THE GUARANTEE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER, THE GUARANTOR, THE NOTES AND THE GUARANTEE, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(1) AN INSTITUTIONAL INVESTOR OR SOPHISTICATED INDIVIDUAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT AND WHICH, IN THE CASE OF AN INDIVIDUAL, (i) POSSESSES SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT HE OR SHE IS CAPABLE OF EVALUATING AND BEARING THE ECONOMIC RISK OF AN INVESTMENT IN THE NOTES AND (ii) HAS NOT LESS THAN $5 MILLION IN INVESTMENTS (AN “INSTITUTIONAL ACCREDITED INVESTOR” OR “SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR”, RESPECTIVELY) AND (2)(i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR OR SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO A PLACEMENT AGENT DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR, SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

Exhibit B

Further Provisions Relating to Indemnification

(a)
The Issuer and the Guarantor, jointly and severally, agree to reimburse each Indemnitee for all expenses (including reasonable fees and disbursements of internal and external counsel) as they are incurred by it in connection with investigating or defending any loss, claim, damage, liability or action in respect of which indemnification may be sought under Section 5 of the Agreement (whether or not it is a party to any such proceedings).

(b)
Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the Issuer or the Guarantor, notify the Issuer or the Guarantor in writing of the existence thereof; provided that (i) the omission to so notify the Issuer or the Guarantor will not relieve it from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by it of substantial rights and defenses, and (ii) the omission to so notify the Issuer or the Guarantor will not relieve it from liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Claim is made against any Indemnitee and it notifies the Issuer or the Guarantor of the existence thereof, the Issuer and the Guarantor will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Claim include both the Indemnitee and either the Issuer or the Guarantor or both, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer or the Guarantor, neither the Issuer nor the Guarantor shall have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from the Issuer to such Indemnitee of the election of the Issuer and the Guarantor to assume the defense of such Claim and approval by the Indemnitee of counsel, the Issuer and the Guarantor will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that neither the Issuer nor the Guarantor shall be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the Dealer, representing the Indemnitee who is party to such Claim), (ii) the Issuer and the Guarantor shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Issuer or the Guarantor has authorized in writing the employment of counsel for the Indemnitee. The indemnity, reimbursement and contribution obligations of the Issuer and the Guarantor hereunder shall be in addition to any other liability the Issuer or the Guarantor may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer, the Guarantor and any Indemnitee. Each of the Issuer and the Guarantor agrees that without the Dealer’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (whether or not the Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee.

Exhibit C

Form of Guarantee

GUARANTEE

GUARANTEE, dated as of May 22, 2008, of Ingersoll-Rand Company Limited, a corporation organized under the laws of Bermuda (the “Guarantor”).

The Guarantor, for value received, hereby agrees as follows for the benefit of the holders from time to time of the Notes hereinafter described:

1.
The Guarantor irrevocably guarantees payment in full, as and when the same becomes due and payable, of the principal of and interest, if any, on the promissory notes (the “Notes”) issued by Ingersoll-Rand Global Holding Company Limited, a Bermuda corporation and a wholly-owned subsidiary of the Guarantor (the “Issuer”), from time to time pursuant to the Issuing and Paying Agency Agreement, dated as of May 22, 2008, as the same may be amended, supplemented or modified from time to time, among the Issuer , the Guarantor and JPMorgan Chase Bank, National Association (the “Agreement”).

2.	The Guarantor’s obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of the Agreement or the Notes.

3.
This Guarantee is a guaranty of the due and punctual payment (and not merely of collection) of the principal of and interest, if any, on the Notes by the Guarantor and shall remain in full force and effect until all amounts have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including without limitation (a) the absence of any action to obtain such amounts from the Issuer, (b) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under the Agreement of the Notes or of any collateral security therefore or (c) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Agreement and the Notes.

4.
In the event of a default in payment of principal of or interest on any Notes, the holders of such Notes, may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer.

5.
This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Issuer of the principal of or interest, if any, on the Notes, in whole or in part, is rescinded or must otherwise be returned by the holder upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

6.	This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

7.
(a) The Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the United States federal courts located in the Borough of Manhattan and the courts of the State of New York located in the Borough of Manhattan.

(b) The Guarantor hereby irrevocably designates, appoints and empowers Ingersoll-Rand Company , with offices at 155 Chestnut Ridge Road, Montvale, New Jersey 07645w York, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Guarantee. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in the City of New York on the terms and for the purposes of this Section 7 satisfactory to the Dealer. The Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Guarantee. The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Notes to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. The Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts listed in Section 7(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8.
All payments made by the Guarantor under this Guarantee to any holder of Notes (such holders collectively referred to as a "Payment Recipient") shall be paid without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any present or future tax, assessment or other governmental charge or any interest or penalty thereon imposed, levied, collected, assessed or required to be deducted, withheld or paid by or for the account of Bermuda only or any taxing authority or political subdivision thereof or therein (collectively a "Tax") unless the Guarantor is required to withhold or deduct Tax by law or by the interpretation or administration thereof. If any such Tax is required by law to be withheld or deducted from any such payment, the Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by a Payment Recipient after such withholding or deduction will equal the amount that such Payment Recipient would have received if such Tax had not been required to be withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Payment Recipient to the extent:

(a) that any such Tax is imposed or withheld solely by reason of the existence of any present or former connection (other than the mere fact of a Payment Recipient owning such Notes) between such Payment Recipient (or between a fiduciary, settler, beneficiary or person holding a power over such Payment Recipient, if such Payment Recipient is an estate or trust, or a member of such Payment Recipient, if such Payment Recipient is a partnership or limited liability company) and the taxing authority imposing such Tax ;

(b) of any estate, inheritance, gift, sales, transfer, personal property or excise Tax or any similar Tax;

(c) that any such Tax would not have been so imposed but for the presentation, surrender or demand by the Payment Recipient for payment on a date more than 30 days after the date on which such payment became due and payable;

(d) that any such Tax is payable by any method other than withholding or deduction from payments of principal (or amounts in respect thereof) and/or interest on the Notes or payments to a Payment Recipient;

(e) that any such Tax would not have been so imposed but for the failure by the Payment Recipient to make a valid declaration of non-residence or other similar claim for exemption (provided that the Payment Recipient is entitled to make such declaration or claim), if (i) such compliance is required or imposed by statute, treaty, regulations, ruling or administrative practice of the relevant taxing authority as a precondition to, an exemption from, or reduction in, the relevant Tax and (ii) at least 60 days prior to the first payment date with respect to which the Guarantor shall apply this subclause (e), the Guarantor shall have notified all Payment Recipients in writing that they shall be required to provide such declaration or claim; or

(f) any combination of items (a), (b), (c), (d) and (e).

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed as of the day and year first above written.

INGERSOLL-RAND COMPANY LIMITED

By: ________________________